Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Energy XXI Gulf Coast, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2017 relating to the consolidated financial statements of Energy XXI Gulf Coast, Inc. and its subsidiaries (“EGC”) and its predecessor, Energy XXI Ltd., appearing in EGC’s Transitional Report on Form 10-K as of and for the six month transition period ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Houston, Texas
February 28, 2017